Exhibit 10.47

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Third Addendum to Master Services and License Agreement between

Bridgepoint Education and eCollege.com

This Addendum (“Addendum”) to the Master Services and License Agreement between Bridgepoint Education, Inc. (“Customer”) and eCollege.com (“eCollege”) for the delivery of online courses, dated September 29, 2009 (the “Agreement”), is entered into effective as of the 12th day of January, 2010.

WHEREAS, Customer and eCollege previously entered into the Agreement;

WHEREAS, the parties wish to amend the Agreement as more specifically set forth below.

NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1)             Services Credit.  eCollege hereby authorizes Customer to use the [***] Services Credit allocated to Customer’s second Contract Year (see Section 5 of Exhibit 2 to the Agreement), during either the first or second Contract Years of the Agreement.

2)             Agreement Terms Unchanged.  No terms or conditions of the Agreement, other than the amended terms set forth in this Addendum, are changed by this Addendum.  Terms not defined herein shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the parties have entered into this Addendum effective upon the day first above written. The persons executing this Addendum for and on behalf of the parties hereto represent that they are fully authorized to do so for and on behalf of their respective principals.

eCollege.com		Bridgepoint Education, Inc.

By:	/s/ Matt Leavy	By:	/s/ Tom Ashbrook

	Matt Leavy, President	Name:	Tom Ashbrook

		Title:	SVP/CIO

Addendum 090112	eCollege Proprietary and Confidential